EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" and "Selected Financial Data" in the prospectus.

KPMG LLP

/S/ KPMG LLP
Los Angeles,
January 7, 2003